MEMORANDUM OF UNDERSTANDING


                                     BETWEEN


                    BEIJING PURPLE STARS APPRAISAL CO., LTD.

                                       AND

                   ASIA PAYMENT SYSTEMS (HONG KONG) CO., LTD.


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THIS MEMORANDUM OF UNDERSTANDING ("MOU") IS MADE ON THE DECEMBER 22ND, 2004

BETWEEN:

BEIJING PURPLE STARS APPRAISAL CO., LTD, with its principle office at Room 508, Chang Yuan Tian Di Building B-2, No. 18, Suzhou Street, Haidian District, Beijing, China (hereafter referred as BPS)

AND

ASIA PAYMENT SYSTEMS (HK) LTD. with it's principal offices at 39th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (hereafter referred to as "APAY")


WHEREAS

(1) Beijing Purple Stars Appraisal Co. Ltd. is an official appraisal agent licensed by the Chinese government to provide appraisal services to the municipal government and to the public. In addition, BPS provides credit files and credit rating services to the banks and financial institutions in Beijing.

(2) Asia Payment Systems (HK) Ltd. is a wholly owned subsidiary of Asia Payment Systems Inc. (NASD OTCBB: APYM) and is engaged in providing credit card processing system services and related applications;

NOW  IT  IS  HEREBY  AGREED  AS  FOLLOWS:-


1.   INTENDED  JOINT  CO-OPERATION


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     (1)  The parties wish to record their intentions to create and implement an international standard file format credit bureau system for the purpose of gathering, storing, and selling credit file data to clients both in China. and abroad, as the cooperation moves on, to provide, including but not limited to, professional merchant credit card and loyalty card processing services to merchants and financial institutions in China.

     It is intended that the parties will in good faith discuss the commercial, technical and legal issues which may arise in the parties undertaking joint co-operation in the promotion and launch of the Service to serve both the governmental and commercial sectors on the proposed terms and conditions to be set out in a final agreement parties will reach and execute follow this MOU

     (2) APAY will provide a project plan to the Joint Working Committee which it will outline the tasks to be taken by the parties during the two months period, will provide information, know-how, manpower, tools and international access which are required and necessary for the Committee to perform the project feasibility study and business plan.

     (3) BPS will provide to the Joint Working Committee's the necessary facility and support for the operation; will provide assistance and access to the related government, banking, operation and marketing, client data base as well as other information which are related and inquired by the Joint Working Committee to ensure a successful completion of their required tasks.


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2.   FORMAL  AGREEMENT

     It is intended that the parties will negotiate in good faith the terms of a Joint Co-operation Agreement between the parties hereto as soon as reasonably practicable and in any event within 45 days from the date of signing this MOU. If no Joint Co-operation Agreement is entered into within 45 days from the date of signing this MOU or no extension is filed in writing by both parties, this MOU will automatically expire. For the avoidance of doubt, neither party will have any claims against the other party if they fail to reach an agreement or fail to enter into a Joint Co-operation Agreement.

3.   SECURE  DATA  CENTRE

     It is intended that the parties will arrange for both the relevant software application and the hardware to be hosted at a yet to be determined Secure Data Centre.

4.   FUNDING

     The parties acknowledged that the initial set up for the credit file and subsequent payment processing service platform in Beijing will required up to USD300,000 funding, the parties further agreed that BEIJING GLOBAL SYSTEM CO., LTD. (Business associate to both parties) will assist APYM to bring in domestic funds up to such amount to support the project development.


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5.   CONFIDENTIALITY

     The parties acknowledge that they may obtain certain Confidential Information (whether in documented form or otherwise) from each other in pursuance of this MOU, and which information is of a commercially sensitive and/or confidential nature. Therefore, the parties will sign a "Non-Disclosure Agreement" subsequent to the execution of this MOU, to enforce the agreement of confidentiality amount parties.

6.   INTELLECTUAL  PROPERTY

6.1 Neither party assigns any of its intellectual property rights to the other under this MOU. Any intellectual property rights in any software or content developed or provided by a party remains the sole property of that party. Both parties agree that they shall not use the other party's trade marks, service marks, trade names and/or logos in any manner whatsoever without the prior written consent of the other party.

6.2 It is further agreed and declared by either parties that any intellectual property rights arising out of the use of the Confidential Information or any existing intellectual property of the Disclosing Party whether by the Disclosing Party or by the Recipient, the same shall be the absolute property of the Disclosing Party and the Recipient shall execute such required documentation and to do such act as reasonably required by the Disclosing Party to give effect to this proprietary right of the Disclosing Party.


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7.   MISCELLANEOUS

7.1  This  MOU  shall  be  construed  and  governed  by  the  laws of China.

7.2 This MOU supersedes any previous agreements whether in writing or orally made by the parties.

7.3 Neither party shall assign any of its rights or obligations under this MOU, except with the prior written consent of the other.

7.4 Each party acknowledges that it has no authority to bind or commit the other party to any contractual liability except as may be otherwise agreed in writing.

7.5 This MOU shall not be amended and none of its provisions shall be deemed to have been waived by any act or omission by either party except by an instrument in writing signed by authorized officers of the parties.

7.6 If any provision of this MOU is or is found to be illegal, unenforceable or otherwise invalid, then, notwithstanding any such illegality, unenforceability or invalidity, this MOU shall remain in full force and effect, save to the extent that such illegal, unenforceable or invalid provision shall be deemed to be deleted.


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IN  WITNESS WHEREOF the parties have executed this MOU on the day and year above written.

Signed for and on behalf of                    Signed for and on behalf of

Beijing Purple Stars Appraisal Co., Ltd.       Asia Payment Systems (HK) Limited



Signed:                                        Signed: /s/ Matt Mecke

Name:                                          Name: Matt Mecke


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